EXHIBIT 99.1

Shutterstock Reports Fourth Quarter and Full Year 2018 Financial Results

New York, NY - February 26, 2019 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global technology company offering a creative platform for high-quality content, tools and services, today announced financial results for the fourth quarter and full year ended December 31, 2018.
Commenting on the Company’s performance, founder and CEO Jon Oringer said, “During 2018, we made significant progress towards our vision to provide an end-to-end creative platform that improves our customer and contributor experience. We saw customer and contributor engagement at an all-time high – both in the number of paid downloads and the number of approved contributors on our platform.
“I am encouraged by the steps we have taken to achieve our strategic objectives and by our continued revenue growth and margin expansion. We are focused on continuing to improve the efficiency, speed and performance of our platform; to evolve and personalize our customer and contributor experiences; and to motivate a talented global team to drive revenue growth and improved margins in 2019 and beyond.”

Full Year 2018 highlights as compared to Full Year 2017:
Key Operating Metrics

•	Paid downloads increased 4.4% to 179.6 million.

•	Revenue per download increased 8.6% to $3.40.

•	Images in our collection expanded 42.1% to 241.7 million images.

•	Videos in our collection expanded 44.0% to 13.1 million video clips.
Financial Highlights

•	Revenue increased 11.9% to $623.3 million. Excluding revenue from Webdam (which was sold in the first quarter of 2018), revenue increased 14.7%.

•	Income from operations increased 23.2% to $32.5 million.

•	Net income increased 227% to $54.7 million.

•	Adjusted EBITDA increased 19.4% to $105.1 million.

•	Diluted EPS increased by $1.07 to $1.54 per share.
Fourth Quarter 2018 highlights as compared to Fourth Quarter 2017:
Key Operating Metrics

•	Paid downloads increased 6.6% to 46.8 million.

•	Revenue per download increased 2.1% to $3.40.
Financial Highlights

•	Revenue increased 6.7% to $162.1 million. Excluding revenue from Webdam, revenue increased 10.1%.

•	Income from operations increased 117.5% to $15.6 million.

•	Net income increased 625% to $14.9 million.

•	Adjusted EBITDA increased 45.6% to $33.9 million.

•	Diluted EPS increased by $0.36 to $0.42 per share.

FULL YEAR RESULTS
Revenue
Full year revenue of $623.3 million increased $66.1 million or 11.9% as compared to 2017, driven by positive year-over-year growth in both our e-commerce and enterprise channels. During 2018, we made progress on initiatives focused on broadening our product offerings, adding functionality to our creative platform, enhancing our workflow tools and increasing our sales and marketing efforts. These initiatives had the impact of attracting more users and promoting increased customer engagement across our platform, resulting in a 4.4% increase in the number of paid downloads. Changes in our product mix drove an 8.6% increase in revenue per download.
Excluding the impact from Webdam, which was sold in the first quarter of 2018 (the “Sale of Webdam”), revenue growth was approximately 14.7% for 2018 compared to 2017. Revenue growth on a constant currency basis was approximately 10.7% and revenue growth excluding the impact from Webdam on a constant currency basis was approximately 13.5% for 2018 compared to 2017.
Revenue generated through our e-commerce platform increased 10.0% as compared to the full year 2017, to $365.7 million, and represented 58.7% of total revenue in 2018. Revenue from enterprise customers increased approximately 22.1% as compared to 2017, to $254.8 million, and represented 40.9% of total revenue in 2018. Other 2018 revenue of $2.7 million was generated from Webdam.
Income from Operations
Income from operations of $32.5 million increased $6.1 million or 23% as compared to the full year 2017, resulting from revenue growth outpacing operating expense growth. Operating expenses increased $60.0 million or 11.3%, primarily as a result of increased expenditures for royalties, sales and marketing, and costs associated with product development enhancements, partially offset by a decline in general and administrative expenses. The decline in general and administrative expenses was driven by cost management measures and a $2.0 million benefit from the reduction of our indirect tax accruals.
Net Income
Net income of $54.7 million, or $1.54 per diluted share, increased $38.0 million as compared to $16.7 million, or $0.47 per diluted share, for the full year 2017. This increase is due primarily to a gain of approximately $27.6 million, or $0.78 per diluted share, net of tax, related to the Sale of Webdam, growth in income from operations and a reduction in the effective tax rate, partially offset by an impairment charge of $4.9 million, or $0.14 per diluted share, net of tax, related to our long-term investment in SilverHub Media Limited (“SHM”).
The lower effective tax rate during 2018 was primarily a result of the Tax Cuts and Jobs Act (“TCJA”), which, among other changes, lowered the U.S. statutory federal tax rate from 35% to 21% effective January 1, 2018.
Adjusted EBITDA
2018 adjusted EBITDA of $105.1 million increased $17.1 million or 19% as compared to the full year 2017, driven primarily by growth in revenues, continued cost management measures and a $2.0 million benefit from the reduction of our indirect tax accruals. We define adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals of property and equipment, charges related to the impairment of a long-term investment asset, non-cash equity-based compensation and the gain on Sale of Webdam.
Adjusted Net Income
Adjusted net income was $55.7 million, or $1.57 per diluted share, for the full year as compared to $40.8 million, or $1.16 per diluted share, for the full year 2017, an increase of $15 million or 36%. We define adjusted net income as net income excluding the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions, the gain on Sale of Webdam, the impairment of a long-term investment asset, the estimated tax impact of such adjustments, and a one-time tax expense due to the TCJA.

FOURTH QUARTER RESULTS
Revenue
Revenue of $162.1 million for the fourth quarter of 2018 increased $10.2 million, or 6.7%, as compared to the fourth quarter of 2017, driven by positive year-over-year growth in both our e-commerce and enterprise channels. Excluding the impact from Webdam, revenue growth was 10.1% in the fourth quarter of 2018, as compared to the fourth quarter of 2017. Revenue growth on a constant currency basis was approximately 7.9% and revenue growth excluding the impact from Webdam on a constant currency basis was approximately 11.3%, in the fourth quarter of 2018, as compared to the fourth quarter of 2017. The number of paid downloads increased by 6.6% and changes in our product mix drove a 2.1% increase in revenue per download.
Revenue generated through our e-commerce platform increased approximately 8.8% as compared to the fourth quarter of 2017, to $95.6 million, representing 59.0% of total revenue in the fourth quarter of 2018. Revenue from enterprise customers increased approximately 12.1% as compared to 2017, to $66.5 million, representing 41.0% of total revenue in the fourth quarter of 2018.
Income from Operations
Income from operations of $15.6 million increased $8.4 million, or 117.5%, as compared to the fourth quarter of 2017, resulting from revenue growth outpacing operating expense growth. Operating expenses increased $1.8 million, or 1.2%, primarily as a result of increased expenditures for royalties, sales and marketing and costs associated with product development enhancements, partially offset by a decline in general and administrative expenses. The decline in general and administrative expenses was driven by cost management measures and a $2.0 million benefit from the reduction of our indirect tax accruals.
Net Income
Net income of $14.9 million, or $0.42 per diluted share, increased $12.8 million for the fourth quarter of 2018 as compared with $2.1 million, or $0.06 per diluted share, for the fourth quarter of 2017, primarily driven by the growth in income from operations, and a reduction in the effective tax rate in the reporting period.
Adjusted EBITDA
Adjusted EBITDA of $33.9 million for the fourth quarter of 2018 increased $10.6 million, or 46%, as compared to the fourth quarter of 2017, driven primarily by growth in revenues, continued cost management measures and a $2.0 million benefit from the reduction of our indirect tax accruals.
Adjusted Net Income
Adjusted net income was $20.9 million, or $0.59 per diluted share, for the fourth quarter of 2018 as compared to $10.6 million, or $0.30 per diluted share, in the fourth quarter of 2017, an increase of $10.3 million, or 97%.

LIQUIDITY
Our cash and cash equivalents decreased by $22.6 million to $230.9 million at December 31, 2018, as compared with $253.4 million at December 31, 2017. This decrease primarily reflects $104.9 million of cash paid for a special non-recurring dividend in August 2018, $34.9 million of capital expenditures and a $15.0 million long-term investment in ZCool Network Technology Limited, our exclusive distributor of creative content in China. These cash expenditures were partially offset by $102.2 million of net cash generated by our operations and approximately $41.8 million of net proceeds to date from the Sale of Webdam.
We paid net cash taxes of $0.6 million in the year ended December 31, 2018, compared to $5.0 million paid during 2017.
Free cash flow was $63.5 million for 2018, an increase of $13.5 million from 2017. This change was primarily driven by lower capital expenditures, partially offset by a decrease in cash provided by operations. Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

STOCK REPURCHASE PROGRAM
During the fourth quarter of 2018, we did not repurchase shares of our stock pursuant to our existing stock repurchase program. From the inception of this program through December 31, 2018, we have repurchased 2.6 million shares of our stock for a total of $100 million under the stock repurchase program at an average per-share price of $39.09. As of December 31, 2018, there remains $100 million authorized for purchases under our stock repurchase program.
The stock repurchase program, which commenced in November 2015, authorizes the Company to purchase shares of our stock from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any future share repurchases will be determined by our management based on its evaluation of market conditions and other factors. The repurchase program may be modified, suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in millions, except revenue per download)
Number of paid downloads	46.8	43.9	179.6	172.0
Revenue per download (1)	$3.40	$3.33	$3.40	$3.13
Content in our collection (end of period)(2):
Images	241.7	170.1	241.7	170.1
Video clips	13.1	9.1	13.1	9.1
_______________________________________________________________________________________________________________________
(1)  Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses. In addition, effective January 1, 2018 we adopted Accounting Standard Update 2014-09 using the modified retrospective approach. Historical revenue totals reflect those previously reported and have not been restated.
(2) Represents images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude certain content available to customers, including custom content and content that may be licensed for editorial use only.

FINANCIAL OUTLOOK
The Company’s current expectations for the full year 2019, are as follows:

•	Revenue of between $685 and $695 million, representing growth of 10% to 12%.

•	Adjusted EBITDA of between $118 million and $123 million, representing growth of 12% to 17%.

•	Income from operations of between $37 million and $47 million.

•	Non-cash equity-based compensation expense of approximately $25 million.

•	Capital expenditures, including capitalized labor, of approximately $37 million.

•	Effective tax rate in low to mid 20’s%.

NON-GAAP FINANCIAL MEASURES
In addition to reporting results in accordance with United States generally accepted accounting principles (GAAP), Shutterstock also refers to adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, revenue excluding the impact of Webdam, revenue growth excluding the impact of Webdam on a constant currency basis, adjusted EBITDA margin and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals of property and equipment, impairment of a long-term investment asset, non-cash equity-based compensation and the gain on the Sale of Webdam; adjusted net income as net income excluding the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions, the gain on Sale of Webdam, the impairment of a long-term investment asset, the estimated tax impact of such adjustments, and the impact of one-time tax expense due to the TCJA; revenue growth on a constant currency basis as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; revenue excluding the impact of Webdam as total Company revenue for each period presented less the amount of revenue generated by the Webdam business during that period; revenue growth excluding the impact of Webdam on a constant currency basis as total Company revenue for each period presented, less the amount of revenue generated by the Webdam business during that period utilizing fixed exchange rates for translating foreign currency revenues for both periods; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; and free cash flow as cash provided by operating activities, adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Management believes that adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam, revenue growth on a constant currency basis, revenue excluding the impact of Webdam on a constant currency basis, adjusted EBITDA margin and free cash flow are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA and adjusted net income provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; with respect to revenue growth on a constant currency basis, this provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s business; and with respect to revenue excluding the impact of Webdam, revenue growth excluding the impact of Webdam (expressed as a percentage) and revenue growth excluding the impact of Webdam on a constant currency basis (expressed as a percentage), these provide useful information to investors by eliminating the impact of a historical revenue source that is not part of our current business and, as applicable, also provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s ongoing business. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam, revenue growth on a constant currency basis, revenue growth excluding the impact of Webdam on a constant currency basis, adjusted EBITDA margin and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

A reconciliation of the differences between adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance, as the impact of net non-operating foreign currency exchange gains or losses which are excluded from adjusted EBITDA is inherently uncertain and difficult to estimate and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its fourth quarter and full year financial results during a teleconference today, February 26, 2019, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 2543058.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until March 5, 2019 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 2543058.
Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 650,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 250 million images and more than 13 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media offering; Shutterstock Custom, a custom content creation platform; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; and Rex Features, a premier source of editorial images for the world’s media.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s future growth, profitability and cash flow such as Shutterstock’s expectations regarding financial outlook, future growth and profitability may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our digital content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the TCJA; general economic and political conditions worldwide; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Media Contact:	Investor Contact:
Siobhan Aalders	Amy Behrman
917-563-4991	832-414-4929
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Revenue (1)	$162,072	$151,829	$623,250	$557,111

Operating expenses:
Cost of revenue	68,829	64,590	267,671	233,102
Sales and marketing	43,034	40,844	166,448	146,464
Product development	11,689	15,210	58,897	52,486
General and administrative	22,881	23,994	97,782	98,710
Total operating expenses	146,433	144,638	590,798	530,762
Income from operations	15,639	7,191	32,452	26,349
Gain on Sale of Webdam	—	—	38,613	—
Other income (expense), net	1,048	1,637	(4,952)	3,732
Income before income taxes	16,687	8,828	66,113	30,081
Provision for income taxes	1,774	6,772	11,426	13,354
Net income	$14,913	$2,056	$54,687	$16,727

Earnings per share
Basic	$0.43	$0.06	$1.57	$0.48
Diluted	$0.42	$0.06	$1.54	$0.47

Weighted average common shares outstanding:
Basic	35,047	34,686	34,935	34,627
Diluted	35,421	35,149	35,420	35,291
(1)  Effective January 1, 2018, the Company adopted Accounting Standard Update 2014-09 using the modified retrospective approach. Historical revenue totals reflect those previously reported and have not been restated.

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(Unaudited)

	December 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$230,852	$253,428
Accounts receivable, net	41,028	49,932
Prepaid expenses and other current assets	34,841	37,109
Total current assets	306,721	340,469
Property and equipment, net	76,188	85,698
Intangibles assets, net	29,540	34,197
Goodwill	88,576	98,654
Deferred tax assets, net	12,375	9,761
Other assets	18,088	8,997
Total assets	$531,488	$577,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,212	$7,160
Accrued expenses	51,385	58,734
Contributor royalties payable	22,971	20,088
Deferred revenue	139,604	157,803
Other liabilities	2,131	1,957
Total current liabilities	223,303	245,742
Deferred tax liability, net	77	1,486
Other non-current liabilities	21,441	15,963
Total liabilities	244,821	263,191
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 37,618 and 37,270 shares issued and 35,060 and 34,712 shares outstanding as of December 31, 2018 and December 31, 2017, respectively	376	373
Treasury stock, at cost; 2,558 shares as of December 31, 2018 and December 31, 2017	(100,027)	(100,027)
Additional paid-in capital	291,710	272,657
Accumulated other comprehensive loss	(6,471)	(3,557)
Retained earnings	101,079	145,139
Total stockholders’ equity	286,667	314,585
Total liabilities and stockholders’ equity	$531,488	$577,776

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
Adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam, revenue growth on a constant currency basis and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$14,913	$2,056	$54,687	$16,727
Add/(less):
Depreciation and amortization	11,718	10,542	45,652	35,490
Non-cash equity-based compensation	5,875	4,830	23,869	24,958
Other adjustments, net (1)	(346)	(899)	8,093	(2,480)
Provision for income taxes	1,774	6,772	11,426	13,354
Gain on Sale of Webdam	$—	$—	$(38,613)	$—
Adjusted EBITDA	$33,934	$23,301	$105,114	$88,049

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$14,913	$2,056	$54,687	$16,727
Add/(less):
One-time effect of the Tax Cuts and Jobs Act on the provision for income taxes	—	4,507	—	4,507
Non-cash equity-based compensation	5,875	4,830	23,869	24,958
Tax effect of non-cash equity-based compensation (2)	(1,337)	(1,776)	(5,434)	(9,175)
Acquisition-related amortization expense	906	825	3,841	4,801
Tax effect of acquisition-related amortization expense (2)	(206)	(303)	(874)	(1,766)
Acquisition-related long-term incentives and contingent consideration	702	738	3,141	1,252
Tax effect of acquisition-related long-term incentives and contingent consideration (2)	(238)	(271)	(832)	(460)
Gain on Sale of Webdam	—	—	(38,613)	—
Tax effect of gain on Sale of Webdam (2)	263	—	10,996	—
Impairment of long-term investment asset	—	—	5,881	—
Tax effect of impairment of long-term investment asset (2)	—	—	(999)	—
Adjusted net income	$20,878	$10,606	$55,663	$40,844
Adjusted net income per diluted common share	$0.59	$0.30	$1.57	$1.16

Weighted average diluted shares	35,421	35,149	35,420	35,291

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Total Revenues (3)	$162,072	$151,829	$623,250	$557,111
Less: Revenue from the Webdam business(4)	—	(4,661)	(2,711)	(16,022)
Revenue excluding the impact of Webdam	$162,072	$147,168	$620,539	$541,089

Revenue growth	6.7%	16.6%	11.9%	12.7%
Revenue growth on a constant currency basis	7.9%	13.9%	10.7%	12.6%
Revenue growth excluding the impact of Webdam on a constant currency basis	11.3%	13.2%	13.5%	11.9%

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$33,685	$36,527	$102,202	$108,037
Capital expenditures	(5,344)	(17,436)	(34,890)	(55,062)
Content acquisition	(1,016)	(393)	(3,838)	(2,961)
Free cash flow	$27,325	$18,698	$63,474	$50,014

____________________________________________________________________________________________________________________

(1)
Included in Other adjustments, net is foreign currency transaction gains and losses, impairment of a long-term investment asset, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense.

(2)	Tax effect reflects the estimated impact of the adjustment on the provision for income taxes.

(3)
Effective January 1, 2018, we adopted Accounting Standard Update 2014-09 using the modified retrospective approach. Historical revenue totals reflect those previously reported and have not been restated.

(4)	On February 26, 2018, the Company completed the Sale of Webdam. 2018 amounts include revenue earned during the period from January 1, 2018 through February 26, 2018.

Shutterstock, Inc.
Supplemental Financial Data
(Unaudited)

Historical Operating Metrics

	Three Months Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
	(in millions, except revenue per download)
Number of paid downloads	46.8	43.9	45.2	43.7	43.9	41.9	42.7	43.5	42.1
Revenue per download (1)(2)	$3.40	$3.40	$3.41	$3.40	$3.33	$3.23	$3.05	$2.91	$3.01
Content in collection (end of period): (3)
Images	241.7	221.3	204.2	186.9	170.1	155.8	144.7	132.0	116.2
Video clips	13.1	12.0	10.9	9.9	9.1	8.3	7.6	6.9	6.2

Historical Revenue by Sales Channel(2)(4)

	Three Months Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
	(in millions)
E-Commerce	$95.6	$88.7	$91.7	$89.7	$87.8	$81.8	$82.2	$80.6	$81.4
Enterprise	66.5	62.9	64.9	60.6	59.3	55.1	48.1	46.2	45.4
Other(5)	—	—	—	2.7	4.7	4.2	3.7	3.5	3.3
Total Revenue	$162.1	$151.6	$156.6	$153.0	$151.8	$141.1	$134.0	$130.2	$130.2

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(1)
Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.

(2)
Effective January 1, 2018 we adopted Accounting Standard Update 2014-09 using the modified retrospective approach. Historical revenue totals reflect those previously reported and have not been restated.

(3)
Images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude certain content available to customers, including custom content and content that may be licensed for editorial use only.

(4)	Certain amounts in the table may not foot due to rounding.

(5)	On February 26, 2018, the Company completed the Sale of Webdam. 2018 amounts include revenue earned during the period from January 1, 2018 through February 26, 2018.